UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ___________________________________________________
FORM 8-K
 ___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 29, 2014

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GOOGLE INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 253-0000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 29, 2014, Google Inc., a Delaware corporation (“Google”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Lenovo Group Limited, a Hong Kong corporation (“Lenovo”). The Acquisition Agreement provides for the acquisition (the “Acquisition”) by Lenovo of Google’s Motorola Mobility mobile devices business (the “Business”), including certain related assets, intellectual property rights and contracts. Google will retain the vast majority of the Business’s patent portfolio, which will be licensed back to the Business for its continued operations.
Under the terms of the Acquisition Agreement, Lenovo will acquire the Business for total consideration of (i) $660 million in cash, subject to adjustments for working capital, deferred revenue and net debt, (ii) $750 million in ordinary shares of Lenovo (the “Lenovo Shares”) based on the Lenovo Share price at closing, with the maximum number of Lenovo Shares not to exceed 618,301,731 and the minimum number of Lenovo Shares not to be less than 505,883,235, and (iii) a $1.5 billion promissory note payable, without interest, on the third anniversary of the closing. Lenovo is required to offer to prepay the entire principal amount outstanding under the promissory note if, among other things, Lenovo becomes a wholly-owned subsidiary of another entity during the period in which any amount payable under the promissory note is outstanding. Lenovo can elect to pay some or all of the face amount of the note in cash at closing, in which event the face amount of the note will be reduced accordingly. In lieu of issuing all or any portion of Lenovo Shares at closing, Lenovo has the option to pay an amount in cash equivalent to such portion of the Lenovo Shares which would have been issued under the share consideration. Such amount will be added to the cash consideration with a corresponding decrease in the share consideration. The Lenovo Shares will be subject to transfer restrictions until the first anniversary of the closing, subject to customary exceptions. The cash consideration payable by Lenovo is expected to be funded by a combination of Lenovo’s existing cash on its balance sheet and additional bank borrowings.
The closing of the Acquisition is subject to customary closing conditions, including the absence of any material adverse effect on either Lenovo or the Business, the receipt by Lenovo of certain required consents and those consents, as of completion, remaining in full force and effect, or no longer being required, as well as clearance by the Committee on Foreign Investment in the United States (“CFIUS”), termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of certain foreign antitrust approvals and clearances. The closing is subject to approval of the Hong Kong Stock Exchange of the issuance of the Lenovo Shares and certain third party consents required to be obtained by Lenovo in connection with the Acquisition Agreement. The closing is not subject to any financing condition or vote of Google’s or Lenovo’s stockholders.
The Acquisition Agreement contains customary representations, and warranties, and covenants by Google, and Lenovo, including covenants regarding the operation of the Business prior to the closing.
The Acquisition will be completed on the third business day following the first day on which there is satisfaction or waiver of all conditions precedent to the obligations of the parties to the Acquisition Agreement.
Forward-Looking Statements
The foregoing description of the Acquisition Agreement and the transactions contemplated thereby includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as Google or management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Google or the price of Google stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals at all or in a timely manner; and the other risks and important factors contained and identified in Google’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. Google undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(i)	Exhibits.

Exhibit No.	Description
99.1	Press release of Google Inc. dated January 29, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 29, 2014	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel